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                                                             Exhibit 23(a)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Shared Medical Systems Corporation:

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of our reports dated February 10, 1997 (except with respect to the matter discussed in Note 10 therein, as to which the date is February 28, 1997) included (or incorporated by reference) in Shared Medical Systems Corporation's Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this Registration Statement.


/s/ Arthur Andersen LLP


Philadelphia, Pennsylvania
February 27, 1998